UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 28, 2015

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2015, the Board of Directors (the “Board”) of Celadon Group, Inc. (the “Company”) approved certain changes to its senior management.  The changes are effective immediately.  The Board's Compensation Committee (the “Compensation Committee”) also approved certain matters relating to executive compensation, as described below.

Appointment of Certain Officers

Paul Will, the Company’s Chief Executive Officer, was appointed Chairman of the Board.  Mr. Will succeeds Stephen Russell as the Company’s Chairman.

In addition, William Meek was appointed President of the Company, a title formerly held by Mr. Will.  Mr. Meek will retain his title as Chief Operating Officer.  Mr. Meek, 35, previously served as Chief Operating Officer and Executive Vice President of the Company since October 2014. Mr. Meek served as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer from April 2012 until October 2014.  He served as the Company’s Vice President, Treasurer, and Principal Financial Officer from November 2010 to April 2012. He served Celadon Trucking Services, Inc. as Vice President of Finance and Treasurer from December 2008 to November 2010, Director of Finance from March 2006 to December 2008, and as a Financial Analyst from March 2004 to March 2006. Prior to joining Celadon Trucking Services, Inc., Mr. Meek worked as an auditor for Ernst & Young.

Compensatory Arrangements of Certain Officers

Salary Changes

In connection with the position changes noted above, Mr. Will’s annualized salary was increased from $500,000 to $550,000 and Mr. Meek’s annualized salary was increased from $285,000 to $375,000.

Bonuses

The Compensation Committee granted discretionary cash bonuses for fiscal 2015 to certain Named Executive Officers as follows:

Name and Position	Discretionary Bonus Amount
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer	$60,000

Kenneth Core Vice President and Secretary	$60,000

Michael Gabbei Chief Information Officer	$60,000

Fiscal Year 2016 Senior Management Performance-Based Cash Bonus Program

The Compensation Committee further approved a cash bonus program for fiscal 2016 (the “2016 Bonus Program”) for certain Named Executive Officers.  Under the 2016 Bonus Program, the Compensation Committee adopted the following target bonus amounts for each of the officers listed below:

Name and Position	Target Bonus as a Percentage of Annualized Current Salary	Target Bonus in Dollars

Paul Will Chairman and Chief Executive Officer	100%	$550,000

William E. Meek President and Chief Operating Officer	100%	$375,000

Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer	100%	$160,000

As part of the 2016 Bonus Program, the Compensation Committee established the following allocation for attainment of the fiscal 2016 cash bonus:

Bonus Criteria	Percentage of Bonus

Earnings Per Share Target	100%

For the earnings per share target, the recipients may earn between 0% and 200% of the portion of such target, depending on the level of performance.  Earnings per share is equal to diluted earnings per share as reflected in the Company's audited financial statements, excluding any gain or loss attributable to extraordinary non-cash items.  The bonus amounts are linear in between the identified earnings per share targets and adjusted for the pro forma impact of any acquisitions or dispositions.

Diluted EPS Calculation

Fiscal 2016 EPS	Percentage of Target Bonus
<$1.50	0%
$1.50	50%
$1.60	100%
$1.70	150%
$1.80	200%

The Compensation Committee viewed the 2016 performance targets as reflecting a range of performance that is achievable but uncertain, with the upper end of the range reflecting a significant accomplishment.  The 2016 performance targets do not reflect any view of management or the Compensation Committee concerning earnings expectations for the year.

Item 9.01                  Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Celadon Group, Inc. press release announcing management changes.

The information contained in Item 9.01 of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 9.01 of this report and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: August 3, 2015	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Celadon Group, Inc. press release announcing management changes.